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                                   FORM 8-A
                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                              WALBRO CORPORATION
            (Exact name of registrant as specified in its charter)





              Delaware                                     38-1358966
      (State of incorporation                          (I.R.S. Employer
         or organization)                             Identification No.)



       6242 Garfield Street, Cass City, Michigan 48726, (517) 872-2131 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)





If this Form relates to the               If this Form relates to the
registration of a class of debt           registration of a class of debt
securities and is effective upon filing   securities and is to become effective
pursuant to General Instruction A(c)(1)   simultaneously with the
please check the following box.   [ ]     effectiveness of a concurrent
                                          registration statement under the
                                          Securities Act of 1933 pursuant
                                          to General Instruction A(c)(2)
                                          please check the following box. [x]


      Securities to be registered pursuant to Section 12(b) of the Act:



                                                       Name of Each Exchange
           Title of Each Class                          on Which Each Class
           to be so Registered                          is to be Registered
---------------------------------------------      -----------------------------
      9 7/8% Senior Notes due 2005                    New York Stock Exchange


      Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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Item 1.  Description of Registrant's Securities to be Registered.

         The material set forth in the section captioned "Description of the New Notes" in the Registrant's Form S-4 Registration Statement (Registration No. 33-62951), filed with the Securities and Exchange Commission on September 28, 1995, is incorporated herein be reference.

Item 2.  Exhibits (Incorporated by Reference).



                          Description of Document
------------------      --------------------------------------------------------
         1                Restated  Certificate of Incorporation of the
                          Company, filed as Exhibit 3.1, to the Company's
                          Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (the "Form 10-K").

         2 By-laws of the Company, as amended, filed as Exhibit 3.2, to the Form 10-K.

         3 Indenture for the Notes, dated as of July 27, 1995, among the Company, Walbro Automotive Corporation, Walbro Engine Management Corporation, Sharon Manufacturing Company, Whitehead Engineered Products, Inc., and Bankers Trust Company, as Trustee (including form of Note), filed as Exhibit
                          2.3  to the Company's Current Report on Form
                          8-K, dated June 27, 1995 (the "Form 8-K").

         4 Form S-4 Registration Statement filed with the Securities and Exchange Commission on September 26, 1995, Registration No. 33-62951, and documents attached directly thereto, including: the Registration Rights Agreement, dated July 21, 1995; and the Statement of Eligibility under the Trust Indenture Act of 1939, as amended on Form T-1.





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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 3rd day of November, 1995.



WALBRO CORPORATION
  (Registrant)



By:  /s/ MICHAEL A. SHOPE
     ----------------------------
         Michael A. Shope
         Chief Financial Officer





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